Exhibit 99.1

Trinity Capital Inc. to Receive $59.8 Million in Net Proceeds
from the Sale of Certain Equity Investments

PHOENIX, Feb. 2, 2022 /PRNewswire/ – Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity” or the “Company”), a leading specialty lending company that provides debt, including loans and equipment financing, to growth-stage companies backed by technology banks, venture capital, and private equity firms, today announced that it will receive approximately $59.8 million in aggregate net proceeds from the sale of its equity investments in Lucid Group, Inc. (Nasdaq: LCID) (“Lucid”) and Matterport Inc. (Nasdaq: MTTR) (“Matterport”).

In January 2022, Trinity disposed of 1,867,973 shares of common stock in Lucid and 571,941 shares of common stock in Matterport, which represented a combined investment at a cost of approximately $9.0 million. As a result, the Company expects to recognize an aggregate net realized gain of approximately $50.8 million in the quarter ended March 31, 2022 from the sale of its equity investments in Lucid and Matterport. These sales liquidated the Company’s positions in both investments.

“Our goal, from the start, has been to strategically and creatively maximize shareholder value while executing on our investment strategy,” said Steven Brown, Chairman and Chief Executive Officer of Trinity. “Based on our current outstanding shares, we expect the net gains from the sale of these investments to represent capital gains of approximately $1.86 per share, fortifying our already strong balance sheet. We are confident in our investment strategy and believe we are well-positioned to deliver significant value to our shareholders. Given these proceeds, as well as our earnings expectations for 2022, our board is evaluating our dividend distribution plan for 2022 and beyond to ensure our investment returns are properly distributed to our shareholders and support our long-term growth strategy. We will offer an update on that front in the coming months.”

The net realized gain from the sales of Lucid and Matterport stock is exclusive of any other potential changes in the Company's investment portfolio and its potential expenses for the quarter ending March 31, 2022.

About Trinity Capital Inc.

Trinity Capital (Nasdaq: TRIN), an internally managed specialty lending company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, is a leading provider of debt, including loans and equipment financing, to growth stage companies, including venture-backed companies and companies with institutional equity investors. Trinity’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments consisting primarily of term loans and equipment financings and, to a lesser extent, working capital loans, equity and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth stage companies.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties, including the impact of the COVID 19 pandemic on the economy, financial markets, our business, our portfolio companies and our industry. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Vibhor Garg

Managing Director, Marketing

Trinity Capital Inc.

vgarg@trincapinvestment.com